SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

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/ /  Preliminary proxy statement

/ /  Definitive proxy statement

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/X/  Soliciting material pursuant to Rule 14a-11 or Rule 14a-12
                             KEMPER CORPORATION
__________________________________________________________________
              (Name of Registrant as Specified in Its Charter)
                             KEMPER CORPORATION
__________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

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/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

(1)  Title of each class of securities to which transaction applies:
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  1

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/X/  Filing fee of $500 was previously paid in two payments on March 24,
1994 and March 28, 1994, the latter date when the Preliminary Proxy Statement was filed.







April 28, 1994



Mr. Gary C. Wendt
President and Chief Executive Officer
General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06927


Dear Mr. Wendt:

In reading your April 27 letter, I was struck by your continued distortion of the facts. We are not "stonewalling" you. We will not stand in the way of a sale of Kemper at the right price. Moreover, you can be sure our Board is fully aware of all developments.

Despite the passage of time, the issue remains the same. Your ongoing $55 per share proposal, found by our Board and its financial advisor to be inadequate, has been and continues to be rejected. Our position has been steadfast, consistent and clear. And, I might add, our major institutional stockholders, to whom you allude, are almost universally supportive of our view regarding the inadequacy of your $55 proposal.

We have no obligation and are not inclined to let you embark on a due diligence foray merely in the hope you might raise your bid to some unspecified level. If you have an offer that more fully reflects Kemper's value, you are always free to make it. If you do, the Board will consider the offer promptly and conscientiously.

Sincerely,

/S/ DAVID B. MATHIS

David B. Mathis